Exhibit 99.1

GrowGeneration to Hold Shareholder Meeting on April 20, 2018

Denver, CO. April 9, 2018 /PRNewswire/ -- GrowGeneration Corp. (OTCQX:GRWG) (“GrowGen” or the “Company”), one of the largest specialty retail hydroponic and organic gardening store chains, today announced that it is holding its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on Friday, April 20, 2018 at 10:30 a.m., Mountain Time, at Halcyon Hotel Cherry Creek, 245 N Columbine Street, Denver, CO 80206, for the following purposes:

1.	To elect five directors to the Board of Directors of the Company to serve until the Company’s 2018 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
2.	To approve and ratify the appointment of Connolly Grady & Cha LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of December 31, 2017 and for the fiscal year then ending;
3.	To approve and ratify the adoption of the Company’s 2018 Equity Incentive Plan; and
4.	To transact such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

The Company has mailed proxy statements to holders of record of the Company’s Common Stock as of the close of business on March 16, 2018 (the “Record Date”).

Darren Lampert, Co-Founder and CEO, said, “All shareholders as of the Record Date are cordially invited to attend the Annual Meeting in person. However, even if you plan to attend the meeting, please vote your shares over the internet, by telephone or by mail by following the instructions on your proxy card, so that your shares will be represented whether or not you are able to attend the Annual Meeting. Management appreciates the support of our shareholders and we want to thank them as we continue to execute our growth plan.”

About GrowGeneration Corp.:

GrowGeneration Corp. (“GrowGen”) owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 15 stores, which includes 8 locations in Colorado, 3 locations in California, 2 locations in Las Vegas, 1 location in Washington and 1 location in Rhode Island. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers. Our mission is to own and operate GrowGeneration branded stores in all the major legalized cannabis states. Management estimates that roughly 1,000 hydroponic stores are in operation in the U.S. By 2020 the market is estimated to reach over $23 billion with a compound annual growth rate of 32%.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Connect:

Website: www.GrowGeneration.com

Facebook:GrowGenerationCorp

Twitter: @GrowGenOK

Instagram: Growgeneration_corp

Company Inquiries:

GrowGeneration Corp.

610-216-0057

michael@growgeneration.com